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                                                                   Exhibit 23(a)

                             ACCOUNTANTS' CONSENT


Board of Directors
Gold Banc Corporation, Inc.

We consent to the use of our report on the consolidated financial statements of Gold Banc Corporation, Inc. as of and for the years ended December 31, 1997, 1996 and 1995 included herein and to the reference to our firm under the heading "Experts" in Amendment No. 1 to the Registration Statement filed for the planned merger with First State Bancorp, Inc.


/s/ KPMG Peat Marwick LLP


Kansas City, Missouri
September 11, 1998